EXHIBIT 99.1

Pacific Green enters Polish energy storage market with double acquisition

DOVER, DE, June 25, 2024 (GLOBE NEWSWIRE) -- - Pacific Green Technologies, Inc. ("Pacific Green", OTCQB: PGTK) plans to acquire a majority stake in two Polish battery energy storage projects from an international developer present in the Polish Market. The balance of shares in each 50MW project will be acquired upon the realisation of project milestones.

The deal marks Pacific Green’s entry into the Polish market, with the two projects offering 400MWh of storage capacity, and setting the business on a path towards its target of 1GWh in the Polish market. Earlier this year, Pacific Green set out its plans to deliver more than 12GWh of battery energy storage across four global markets, including Poland.

Grid applications for the projects - one located in the Warsaw region, the other in the South-West - have been lodged, ahead of anticipated participation in the Polish Capacity Market Auction in Q4 this year. Based on this, both projects are expected to reach ready to build status in late 2024.

Dane Wilkins, Pacific Green’s Managing Director, said: “Poland’s traditional reliance on thermal baseload power is transitioning rapidly to non-dispatchable renewable assets, to meet obligations under the EU’s Fit for 55 and Net-Zero commitments. This will necessitate grid-scale storage adoption across the country.

“The Polish energy storage market is expanding rapidly, the Polish government is setting in place a strong regulatory framework with widening revenue opportunities, and I’m delighted we are planning our first projects there and partnering with world class developers.

“The Pacific Green team will work closely with its partner on the ground, applying the development and construction expertise we’ve already built up in other geographies, as well as our global supply chain connections.”

Scott Poulter, Pacific Green’s Chief Executive, said: “Developing next-generation battery energy parks at scale and speed is our priority focus and entry into Poland represents another important milestone for the business.”

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About Pacific Green Technologies, Inc.:
Pacific Green is a global energy storage and environmental technology company, on a mission to advance the transition to sustainable energy solutions.

The business is focused on rapidly building a global portfolio of utility-scale battery energy storage systems (BESS), with a current pipeline of 12GWh of energy storage capacity in development, construction or operation.

Pacific Green’s team brings together extensive technology, project development and project finance expertise – having commercialised numerous pioneering technologies and steered major international energy and infrastructure projects successfully through financing and development.

This in-house expertise is complemented by strategic relationships cultivated with trusted partners at all levels of the global environmental supply chain – providing access to the very best technology and manufacturing capabilities on offer, alongside internationally respected financial institutions and project partners.

For more information, visit: www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of the Project, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of the Project, general economic and political conditions. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For media enquiries, please contact: pacificgreen@tamarindo.global
Scott Poulter, Chairman & CEO
Pacific Green Technologies, Inc.
T: +1 (302) 601-4659